                                                                    EXHIBIT 10.1


                                 AIRCRAFT LEASE

     THIS LEASE is made as of March 7, 1996, between Ocean Air Charters, Inc., as Trustee of the SJA 1&2, Ltd. Trust (the "Lessor"), and St. John Knits, Inc., (the "Lessee').

     1.  LEASE.  Lessor leases to the Lessee the following described aircraft:

        One Dassault-Brequet Falcon 50 Aircraft, Serial No. 080 and Garrett Engines Serial No. P76381, P76376 & P76212 ("Aircraft")

     2. TERM. The term of this lease shall be one year, commencing on March 7, 1996 and ending on March 31, 1997.

     3. RENTAL. During the first 90 days of the lease term Lessee shall pay to Lessor the fair hourly rental value based on the number of hours the Aircraft is used by Lessee during such 90 day period. Lessor and Lessee agree that the fair hourly rental value of the Aircraft during such 90 day period shall be $1,300 per hour with Lessee supplying its own pilots, fuel and consumables. At the expiration of the initial 90 day period the Aircraft rental shall be at the rate of $70,000 per month, plus any applicable state tax, payable to the Lessor on or before the first day of each monthly period of the lease. All rental payments shall be paid at the place where designated by the Lessor.

     4.  LESSEE COVENANTS AND AGREEMENTS.

     (a) Conforming Use.  Lessee covenants and agrees to use the Aircraft only
         --------------
for the purposes and in the manner set forth in any application for insurance executed in connection with the leased Aircraft, to abide by and conform to, and cause others to abide by and to, all present and future federal, state, municipal, and other laws, ordinances, orders, rules, and regulations, controlling or in any way affecting the operation, use, or occupancy of the Aircraft or the use of any airport premises by the Aircraft.

     (b) No Lien or Assignment.  Lessee agrees to keep safely, and use
         ---------------------
carefully, the Aircraft, and not to sell, or attempt to sell, or assign or dispose of the Aircraft, or of any interest therein, or of any part thereof, or equipment necessary thereto, or suffer or permit any charge, lien, or encumbrance of any nature upon the Aircraft, or any part thereof, or lend or rent the same, or remove or permit the Aircraft to be removed from its designated home airport for periods in excess of 30 days, and not to remove permanently the Aircraft from its designated home airport without the Lessor's prior written consent.

     (c) Sublease.  Upon approval of the Lessor, the Lessee may sublease the
         --------
Aircraft, provided, however, the Aircraft is maintained in conformance with all applicable rules and regulations pertaining to the use to which the Aircraft shall be subjected.

     (d) Taxes.  Lessee shall pay all taxes, assessments, and charges imposed by
         -----
any national, state, municipal, or other public or airport authority on the Aircraft or on its use during the term of this lease and until redelivery of the Aircraft to the Lessor; and to save the Lessor free and harmless therefrom, and reimburse the Lessor on a pro rata basis for any such taxes or charges payable subsequent to the term of this lease.

     (e) Maintenance.  Lessee shall maintain and keep the Aircraft and all its
         -----------
components in good order and repair, in accordance with the requirements of the manufacturer and the Federal Aviation Agency or any other governmental authority having jurisdiction, and within a reasonable time replace in or on the Aircraft any and all parts, equipment, appliances, instruments, or accessories which may be worn out, lost, destroyed, confiscated, or otherwise rendered unsatisfactory or unavailable for use in or on the Aircraft. Such replacement shall be (1) in good operating condition and have a value, utility, and quality at least equal to that which the property replaced originally had, and (2) at the time affixed to the Aircraft and made subject to this lease, owned by the Lessee free and clear of all liens and encumbrances, it being understood that the Lessee shall have the same protection as the Lessor under the standard warranty clause of the manufacturer of the Aircraft, the terms and provisions of said warranty being incorporated herein; perform all major overhaul on the Aircraft, whenever deemed necessary and as may be required by the manufacturer and/or the Federal Aviation Agency or any other governmental authority during the term of this lease, and all engine overhaul and inspection and maintenance service.

     (f) Indemnification.  Lessee shall be responsible and liable to the Lessor
         ---------------
for, and indemnity the Lessor against, any and all damage to the Aircraft which occurs in any manner from any cause or causes during the term of this lease or until redelivery of the Aircraft to the Lessor, and to indemnify and hold Lessor harmless from and against all claims, cost, expenses, damages, and liabilities, including personal injury, death, or property damage claims arising or in any manner occasioned by the operation or use of the Aircraft, during the term of this lease or until redelivery of the Aircraft to the Lessor.

     (g) Insurance.  Lessee shall, at its own expense, keep the Aircraft covered
         ---------
by insurance in accordance with the following:

        (1) Risk of Loss or Damage: With respect to the Aircraft and its equipment, the insurance policy obtained in connection herewith shall be in the joint names of Lessor and Lessee and shall insure the Aircraft and its equipment against all risk of loss or damage for not less than the full market value thereof, and the premiums therefor shall be paid by Lessee unless otherwise provided herein. With respect to all other equipment, Lessee shall keep the equipment insured against all risk of loss or damage from every cause whatever for not less than the full replacement value thereof, except that in the case of oil or gas equipment the insurance, at the election of Lessor, need not include fire and extended coverage on equipment situated beneath the ground. Any such insurance shall be in form and amount with companies approved by Lessor and shall, at the election of Lessor, either be in the joint names of Lessor and Lessee or be for the beneficial interest of Lessor, and Lessee shall pay the premiums therefor and at the request of Lessor deliver said policies or duplicates thereof to Lessor. The proceeds of any such insurance at the option of Lessor, shall be applied (i) toward the replacement, restoration, or repair of the Aircraft and its equipment or (ii) toward payment of the obligations of Lessee hereunder.

        (2) With respect to the Aircraft and its equipment, public liability and property damage insurance shall be carried in the joint names of Lessor and Lessee against any and all damages and liabilities arising out of, connected with, or resulting from the possession, use, and operation of such equipment, shall be in form and amount with companies approved by Lessor and the premiums therefor shall be paid by Lessee unless otherwise provided herein. With respect to all equipment other than the Aircraft, Lessee at the election of Lessor shall carry public liability and property damage insurance against any and all damages and liabilities arising out of, connected with, or resulting from the possession, use, and operation of such equipment. Any such insurance shall be in form and amount with companies approved by Lessor and shall be in the joint names of Lessor and Lessee, and Lessee shall pay the premiums therefor and at the request of Lessor deliver said policies or duplicates thereof to Lessor.

With respect to all policies of insurance hereinabove required to be obtained by Lessee that are not issued in the joint names of Lessor and Lessee, such policies, at Lessor's election, shall effectively provide that the insurer in such policies shall give Lessor 30 days' written notice before the policy in question shall be altered or canceled. If within ten days following notice by Lessor to Lessee, the Lessor has not received the insurance policies herein required to be obtained by Lessee or has not received evidence of the payment by Lessee of the premiums due on any of the policies of insurance required herein, the Lessor may procure such insurance or pay such premiums and any sums so expended by Lessor shall thereafter be reimbursed by Lessee to Lessor and shall become additional rent under this lease and shall be payable in its entirety on the next rental payment date or within 60 days whichever event is sooner.

The Lessee hereby appoints Lessor as the Lessee's attorney-in-fact to make proof of loss, and claim for, receive payment of, and execute or endorse all documents, checks, or drafts for hull damage or return premium under the insurance policies.

     (h) Licensed pilotage.  Lessee shall permit the Aircraft to be operated
         -----------------
only by a currently certificated pilot having at least the minimum total pilot hours required by the applicable insurance and regulations.

     (i) Right of inspection.  Lessee shall permit the Lessor, or its duly
         -------------------
Lessor's authorized agent or representative, to inspect the Aircraft at any reasonable time, either on the land or aloft, and to furnish any information in respect to the Aircraft and its use that the Lessor may reasonably request.

     (j) Delivery upon termination.  Lessee shall return, upon demand, at the
         -------------------------
expiration of the lease term, the Aircraft to the Lessor, at such place as may be designated by the Lessor, in the same operating order, repair, condition, and appearance as when received, excepting only for reasonable wear and tear, and damage by any cause covered by collectible insurance.

     (k) Further assurances.  Lessee shall execute and deliver to the Lessor all
         ------------------
additional or supplemental instruments or documents as the Lessor may request in connection with the Aircraft or this lease.

     5. ASSIGNMENT OF WARRANTY. The Lessor hereby assigns to the Lessee, for and during the lease term, any warranty of the manufacturer, express or implied, issued on or relating to the Aircraft, and hereby authorizes the Lessee to obtain the customary service furnished by the manufacturer in connection with any warranty, at Lessee's expense. The Lessee acknowledges and agrees that the Aircraft is of a size, design, capacity, and a manufacturer selected by the Lessee and suitable for its purposes.

     6. NO IMPLIED REPRESENTATIONS OR WARRANTIES. The parties acknowledge that the Lessor is not a manufacturer or engaged in the sale or distribution of the Aircraft. Lessor makes no representations, promises, statements, or warranties, expressed or implied, with respect to the merchantability, suitability, or fitness for purpose of the Aircraft or otherwise. Lessor shall not be liable to the Lessee for any loss, claim, demand, liability, cost, damage, or expense of any kind, caused, or alleged to be caused, directly, or indirectly, by the Aircraft, or by any inadequacy thereof for any purpose, or by any defect therein; or in the use of maintenance thereof, or any repairs, servicing, or adjustments thereto, or any delay in providing, or failure to provide the same, or any interruption or loss of service or use thereof, or any loss of business, or any damage whatsoever and howsoever caused.

     7. RISK OF LOSS. All risks of loss or damage of the Aircraft leased, from whatever cause, are hereby assumed by the Lessee during the entire lease term of the Aircraft, and if the Aircraft is damaged, and is capable of being repaired, the Lessee shall have the option of either repairing same or replacing same, at the Lessee's cost.

     8. IRREVOCABILITY. This lease is irrevocable for its full term and until the aggregate rentals have been paid by the Lessee. Rent shall not abate during the lease term because the Lessee's right to possession of the Aircraft has terminated, or for any other reason whatsoever.

     9. LESSOR'S ASSUMPTION OF LESSEE'S OBLIGATIONS. If Lessee shall fail to use, preserve, and maintain the Aircraft, discharge all taxes, liens, or charges, pay all costs and expenses, or procure and maintain insurance, in the manner above provided, the Lessor, at its option, may do so, and all such advances by the Lessor shall be added to the unpaid balance of the rentals due under this lease and shall be repayable by the Lessee to Lessor on demand, together with interest thereon at the rate of 10 percent per annum, until the unpaid balance shall have been repaid in full. The Lessor may enter upon any premises where the Aircraft is located, for the purpose of inspection, and may remove the Aircraft forthwith, without notice to Lessee, if, in the opinion of the Lessor, the Aircraft is being improperly used or maintained.

     10. REPOSSESSION UPON DEFAULT. If the Lessee shall fail to pay any rental or any other amounts payable pursuant to this lease, when the same is due and payable, or if the Lessee shall breach any other provision of this lease, or if the Lessee becomes insolvent, or files a voluntary, or has filed against him an involuntary, proceeding in bankruptcy for either discharge of indebtedness or other protection from creditors or if a receiver is appointed for the Lessee's property or an arrangement is made with or committee is formed for the Lessee's creditors, then the Lessor, at its option, and in addition to and without prejudice to any other remedies, may take possession of and remove, the Aircraft, and all equipment, instruments, accessories, and repairs thereon, which shall be considered a component part of the Aircraft, and in removing the Aircraft, the Lessor may, if permitted by law, use any of the Lessee's licenses in respect to the Aircraft, and/or the Lessor may terminate this lease. The retaking of such possession, however, shall not constitute a termination of this lease unless the Lessor, so notifies Lessee in writing. The Lessor, at its option, may (a) lease the repossessed Aircraft, or any part thereof to any third party upon such terms and conditions as Lessor may determine, or (b) sell the Aircraft, or any part thereof, at public or private sale. The total proceeds, less the Lessor's expenses incurred in connection therewith, including attorneys' fees, of such sale or sales, shall be applied to the total unpaid rental. Any deficiency thereafter shall be paid by the Lessee.

     11.  TIME OF ESSENCE.  Time is of the essence of this lease.

     12. NO PASSAGE OF TITLE. This agreement is a lease, and the Lessee does not acquire hereby any right, title, or interest whatsoever, legal or equitable, in the Aircraft or to the proceeds of the sale of the Aircraft except its interests as the Lessee under this lease.

     13.  MISCELLANEOUS.

     (a) The Lessor warrants that, if Lessee performs its obligations under this lease, the Lessee shall peaceably and quietly hold, possess and use the Aircraft during the entire lease term, free of any interference or hindrance.

     (b) The relationship between the Lessor and Lessee is only that of Lessor and Lessee. The Lessee shall never at any time during the term of this lease for any purpose whatsoever be or become the agent of the Lessor, and the Lessor shall not be responsible for the acts or omissions of the Lessee or its agents.

     (c) The Lessor's rights and remedies with respect to any of the terms and conditions of this lease shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies available to Lessor.

     (d) The Lessor's failure to strictly enforce any provisions of this lease shall not be construed as a waiver thereof or as excusing the Lessee from future performance.

     14. SEVERABILITY. The invalidity of any portion of this lease shall not affect the remaining valid portions thereof.

     15. ENTIRE AGREEMENT. This lease constitutes the entire agreement between the parties hereto, and any change or modification to this lease must be in writing and signed by the parties hereto.

     16. NOTICES. All notices or other documents under this lease shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses.

     17. NON-WAIVER. No delay or failure by either party to exercise any right under this lease, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     18. HEADINGS. Headings in this lease are for convenience only and shall not be used to interpret or construe its provisions.

     19. GOVERNING LAW. This lease shall be construed in accordance with and governed by the laws of the State of California.

     20. COUNTERPARTS. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     21. BINDING EFFECT. The provisions of this lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and assigns.

     IN WITNESS WHEREOF the Lessee and Lessor have duly executed this lease on

LESSOR:                                 LESSEE:

The SJA 1&2, Ltd. Trust                 St. John Knits, Inc.

By: Ocean Air Charters, Trustee         By:  /s/ Robert C. Davis, President
                                            --------------------------------
                                                 Robert C. Davis, President
   By:  /s/ Robert E. Gray, President
      --------------------------------
        Robert E. Gray, President

[LETTERHEAD OF KC AVIATION INC.]

For Information & Service call
1-800-262-2209

                     Hourly               Range       Full galley     Enclosed     Flight      Baggage    Cabin     Cabin      Cabin
                      Rate    Seating    (St. Mi.)   Limited Galley   Lavatory    Attendant   (Cu. Ft.)   Height    Length     Width
- - ------------------------------------------------------------------------------------------------------------------------------------
GULFSTREAM IV        5000      14-18       4900             F             *           *          170       6'-1"    43'-0"     7'-6"
- - ------------------------------------------------------------------------------------------------------------------------------------
FALCON 900           5000      12-14       4400             F             *           *          127       6'-2"    39'-0"     7'-9"
- - ------------------------------------------------------------------------------------------------------------------------------------
GULFSTREAM III       4100      12-14       3900                                                                     36'-10"
- - --------------       ----      -----       ----             F             *           *          157       6'-1"    -------    7'-5"
GULFSTREAM II        3800      11-13       3000                                                                     36'-10"
- - ------------------------------------------------------------------------------------------------------------------------------------
CHALLENGER 601       3500                  3000
- - --------------       ----        9         ----             F             *           *          135       6'-1"    28'-3"     8'-2"
CHALLENGER 600       3300                  2400
- - ------------------------------------------------------------------------------------------------------------------------------------
FALCON 50            3200        9         3100             F             *           *           75       5'-9"    25'-4"     6'-2"
- - ------------------------------------------------------------------------------------------------------------------------------------
HAWKER 1000          2700        9         3100             F             *                       71       5'-8"    24'-0"     5'-9"
- - ------------------------------------------------------------------------------------------------------------------------------------
HAWKER 800           2500                  2700
- - ----------           ----       7-8        ----             L             *                       65       5'-8"    21'-3"     5'-9"
HAWKER 700           2300                  2200
- - ------------------------------------------------------------------------------------------------------------------------------------
FALCON 20/731        2500                  2200
- - -------------        ----       8-9        ----             L             *                       70       5'-7"    24'-0"     6'-2"
FALCON 20            2400                  1200
- - ------------------------------------------------------------------------------------------------------------------------------------
CITATION III         2100       7-8        2400             L             *                       65       5'-9"    18'-6"     5'-9"
- - ------------------------------------------------------------------------------------------------------------------------------------
LEAR 55              2150       6-8        2100             L             *                       63       5'-7"    17'-7"     5'-9"
- - ------------------------------------------------------------------------------------------------------------------------------------
WESTWIND II                                2300
- - -----------          1700        7         ----             L             *                       60       4'-9"    13'-0"     4'-8"
WESTWIND I                                 2000
- - ------------------------------------------------------------------------------------------------------------------------------------
CITATION V           1550        7         2200             L             *                       67       4'-8"    17'-10"    4'-9"
- - ------------------------------------------------------------------------------------------------------------------------------------
LEAR 35              1575                  2000
- - -------              ----       6-8        ----             L                                     40       4'-4"    12'-9"     4'-9"
LEAR 25              1475                  1200
- - ------------------------------------------------------------------------------------------------------------------------------------
CITATION S-II        1450                  2000
- - -------------        ----       6-8        ----             L             *                       55       4'-8"    16'-2"     4'-9"
CITATION II          1350                  1700
- - ------------------------------------------------------------------------------------------------------------------------------------
KING AIR 200         1000       6-8        2000                                                   55                16'-7"
- - ------------         ----       ---        ----             L                                     --       4'-10"   ------     4'-5"
KING AIR 90           800       5-6        1500                                                   45                12'-8"
- - ------------------------------------------------------------------------------------------------------------------------------------
SIKORSKY S76         2500       5-5         440             L                                     38       4'-6"     8'-1"     5'-4"
- - ------------------------------------------------------------------------------------------------------------------------------------
TWINSTAR             1400       3-4         300             L                                     25       4'-3"     4'-6"     5'-4"
- - ------------------------------------------------------------------------------------------------------------------------------------

                     Two hour daily minimum applies to jet equipment. Rates effective January, 1995. 1/10 hour allowance per flight leg on fixed wing aircraft for taxi out/in. Rates subject to change from time to time.

                          THE AIRCRAFT COST EVALUATOR                 03-19-1996

- - --------------------------------------------------------------------------------
INDICATED DIRECT COSTS-Per Hour-$
                                FALCON 50
Fuel                        (1)    595.20
Additives-1.2% of Fuel               0.00
Lubricants-3% of Fuel                0.00
- - --------------------------------------------------------------------------------
Maintenance Labor           (2)    162.25
Parts Airframe/Avionics     (3)    111.99
- - --------------------------------------------------------------------------------
Engine Restoration          (4)    250.86
Thrust Reverser Overhaul             0.00
Propeller Overhaul                   0.00
APU Overhaul                        23.23
Dynamic Comp/Life Ltd Parts          0.00
- - --------------------------------------------------------------------------------
Landing/Parking                     11.64
Crew Expenses                      135.00
Supplies Catering                   36.85
Other                                0.00
- - --------------------------------------------------------------------------------
TOTAL DIRECT COST/HOUR            1327.02
- - --------------------------------------------------------------------------------
Average Block Speed-MPH     (5)    439
- - --------------------------------------------------------------------------------
TOTAL DIRECT COST/St. Mile           3.02

FOOTNOTES-$     Size of Operation: 1 - 2         Aircraft     Database: JUL 1995
Type of Operation:          Corporate

1/ Fuel Cost                         1.92
   Gallons/Hour                       310
2/ Maint. Labor Cost/Hour           55.00
   Maint. Hours / Fl Hour            2.95
3/ Incl engine parts cost     Yes
4/ O'Haul Cost Source         ESTIMATE
5/ Block Speed Source         OPR PLAN HB
6/ Crew Salary Source           1994 NBAA
   Number of Crew                       2
7/ Insured Hull Value            14750000
   Hull Insurance Rate               0.28
8/ Mod % Sales Price          .4% x PRICE
9/ Refurb Labor Hours/Seat             70
10/Comp Maint Pgm Source      CAMP
11/Weather Service Source     TYPICAL
12/Aircraft Purchase Price       14750000
   Depreciation Rate           8YR TO 20%
13/Market Depr % / Yr.                  5
- - --------------------------------------------------------------------------------

Copyright 1995 Conklin & de Decker Associates, Inc. (508) 255-5975

                          THE AIRCRAFT COST EVALUATOR                 03-19-1996

- - --------------------------------------------------------------------------------
INDICATED DIRECT COSTS-Per Year-$
                                FALCON 50
Crew Salaries-Captain       (6)    75,473
             -Co Pilot             55,936
             -Other                     0
             -Benefits             39,423
- - --------------------------------------------------------------------------------
Hangar-Typical                     76,735
- - --------------------------------------------------------------------------------
Insurance-Hull              (7)    41,300
Admitted Liab ($250k/seat)          2,750
Legal Liab ($50 Million)           13,000
- - --------------------------------------------------------------------------------
Recurrent Training                 30,900
Updates+Uninsured Damage    (8)    59,000
Navigation Chart Service            2,662
Reburbishing                (9)    34,650
Comp. Maint. Program       (10)     5,202
Weather Services           (11)     2,000
Other Fixed Costs                       0
- - --------------------------------------------------------------------------------
Book Depreciation          (12) 1,475,000
- - --------------------------------------------------------------------------------
TOTAL FIXED COSTS               1,914,031

INDICATED ANNUAL BUDGET-$

Utilization-St. Mile              200,000
           -Hours                     456           0             0            0
- - --------------------------------------------------------------------------------
Direct Cost                       604,565
Fixed Cost                      1,914,031
TOTAL (Book Depreciation)       2,518,596
       -Per Hour                  5528.32
       -Per St. Mile                12.59
       -Per Seat St. Mile            1.40
- - --------------------------------------------------------------------------------
TOTAL (No Depreciation)         1,043,596
       -Per Hour                  2290.69
       -Per St. Mile                 5.22
       -Per Seat St. Mile            0.58
- - --------------------------------------------------------------------------------
TOTAL (No Depreciation)         1,043,596
Market Depreciation        (13)   737,500
TOTAL (Market Depreciation)     1,781,096
       -Per Hour                  3909.51
       -Per St. Mile                 8.91
       -Per Seat St. Mile            0.99
- - --------------------------------------------------------------------------------

Copyright 1995 Conklin & de Decker Associates, Inc. (508) 255-5975

                          THE AIRCRAFT COST EVALUATOR                 03-19-1996

- - --------------------------------------------------------------------------------
GENERAL COMPARISON
                               FALCON 50
Cabin-Height (Ft.)                  5.90
     -Width                         6.10
     -Length                       23.50
Cabin Volume (Cu. Ft.)            700.00
Cabin Door Height (Ft.)             5.00
      Door Width                    2.60
Baggage -Int. (Cu. Ft.)            25.00
              -Ext.                90.00
Typical Crew/Pass Seating 2/9
- - --------------------------------------------------------------------------------
Weight-Max Take-Off (Lbs.)        38,800
      -Max Landing                35,715
      -Basic Operating            22,000
      -Useable Fuel               15,520
Payload-Full Fuel (lbs.)           1,280
       Maximum                     3,570
- - --------------------------------------------------------------------------------
Certified/IFR Certified      YES/YES
- - --------------------------------------------------------------------------------
Price-New (Typical) $/1000        15,180
     -Pre Owned $/1000        7350/14750


PERFORMANCE COMPARISON
Range-NBAA IFR Res N.Mi.
      Seats Full                   3,050
      Tanks Full                   3,200
- - --------------------------------------------------------------------------------
Range-30 Min. Res N. Mi.
      Seats Full                       0
      Tanks Full                       0
Balanced Field Length (Ft.)        5,000
Landing Distance-FAR 121           3,600
- - --------------------------------------------------------------------------------
Rate of Climb-(Ft/Min)             3,430
             -One Eng. Out         2,200
- - --------------------------------------------------------------------------------
Cruise Speed-Max (KTAS)              480
       -Normal                       459
       -Long Range                   410
Stall Speed (IAS)                     82
- - --------------------------------------------------------------------------------
Ceiling-Service (Ft)                   0
       -Service One Eng Out            0
       -Hover IGE                      0
       -Hover OGE                      0

Copyright 1995 Conklin & de Decker Associates, Inc. (508) 255-5975